Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$6,548,611
Unrealized Gain (Loss) on Market Value of Futures	(27,477,520)
Dividend Income	473
Interest Income	7,072
ETF Transaction Fees	1,050
Total Income (Loss)	$(20,920,314)

Expenses
General Partner Management Fees	$104,499
Professional Fees	14,662
Brokerage Commissions	3,578
Directors' Fees and insurance	1,595
NYMEX License Fee	2,612
SEC & FINRA Registration Expense	12,865
Total Expenses	$139,811
Net Income (Loss)	$(21,060,125)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 10/1/20	$212,348,694
Withdrawals (550,000 Shares)	(8,099,077)
Net Income (Loss)	(21,060,125)

Net Asset Value End of Month	$183,189,492
Net Asset Value Per Share (13,500,000 Shares)	$13.57

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596